UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2021

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2021, Agree Limited Partnership (the “Issuer”), a Delaware limited partnership and subsidiary of Agree Realty Corporation, a Maryland corporation (the “Parent Guarantor”), completed an underwritten public offering of $350 million in aggregate principal amount of its 2.000% Notes due 2028 (the “2028 Notes”) and $300 million in aggregate principal amount of its 2.6000% Notes due 2033 (the “2033 Notes”, and, together with the 2028 Notes, the “Notes”).

The 2028 Notes are fully and unconditionally guaranteed (the “2028 Guarantee”) by the Parent Guarantor and certain wholly owned subsidiaries of the Issuer that guarantee the Issuer’s debt or the debt of any other guarantor (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). The 2033 Notes are fully and unconditionally guaranteed (the “2033 Guarantee”, and together with the 2028 Guarantee, the “Guarantees”) by the Guarantors. The terms of the Notes are governed by an indenture, dated as of August 17, 2020 (the “Base Indenture”), by and among the Issuer, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by an officer’s certificate, dated as of May 14, 2021, by and among the Issuer, the Parent Guarantor and the Trustee (the “Indenture Officer’s Certificate” and, together with the Base Indenture, the “Indenture”). The Indenture contains various restrictive covenants, including limitations on the ability of the Guarantors and the Issuer to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the Base Indenture, the Indenture Officer’s Certificate, the form of 2028 Note, the form of 2033 Note, the form of 2028 Guarantee and the form of 2033 Guarantee, the terms of which are hereby incorporated herein by reference, are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, to this Current Report on Form 8-K (this “8-K”).

Pursuant to the Underwriting Agreement among the Issuer, the Guarantors and the underwriters named therein (the “Underwriters”) filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2021, the purchase price paid by the Underwriters for the 2028 Notes was 98.640% of the principal amount thereof and the purchase price paid by the Underwriters for the 2033 Notes was 98.461% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness, including the Issuer’s 2.900% Senior Notes due 2030. The Notes are effectively subordinated in right of payment to: (i) all of the Issuer’s and any Guarantor’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); (ii) all existing and future indebtedness and other liabilities, whether secured or unsecured of the Issuer’s subsidiaries that are not Subsidiary Guarantors and of any entity accounted for under the equity method of accounting; and (iii) all preferred equity not owned by the Issuer, if any, in its subsidiaries that are not Subsidiary Guarantors and in any entity accounted for under the equity method of accounting. The 2028 Notes bear interest at 2.000% per annum and the 2033 Notes bear interest at 2.600% per annum. Interest on each series of the Notes is payable on June 15 and December 15 of each year, beginning December 15, 2021, until the 2028 Notes’ maturity date of June 15, 2028 and the 2033 Notes’ maturity date of June 15, 2033, respectively.

Prior to April 15, 2028 with respect to the 2028 Notes and March 15, 2033 with respect to the 2033 Notes, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:

•	an amount equal to 100% of the principal amount of the Notes to be redeemed; and

•	a make-whole premium as defined in and calculated in accordance with the Indenture;
•	plus accrued and unpaid interest, if any, to but excluding the redemption date.

Notwithstanding the foregoing, if any of the 2028 Notes are redeemed on or after April 15, 2028 (two months prior to the maturity date of the 2028 Notes) or if any of the 2033 Notes are redeemed on or after March 15, 2033 (three months prior to the maturity date of the 2033 Notes), respectively, the redemption price will equal 100% of the principal amount of such series of Notes to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or premium, if any, due with respect to the Notes, when the same becomes due and payable;

•	failure by the Issuer or any Guarantor to comply with any of the Issuer’s or any Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in aggregate outstanding principal amount of the Notes then outstanding and the Issuer’s failure to cure (or obtain a waiver of) such default within 60 days after the Issuer receives such notice;
•	failure to pay any debt (other than non-recourse debt) (a) of the Issuer, the Parent Guarantor or any Material Subsidiary (as defined in the Indenture) or any entity of which the Issuer is the general partner or managing member, and (b) in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which debt is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least 25% in outstanding principal amount of the Notes);

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, the Parent Guarantor or any Material Subsidiary or all or substantially all of their respective property; and

•	the Guarantees of any Guarantor is not (or is claimed by any Guarantor in writing to the Trustee not to be) in full force and effect (other than in accordance with the terms of the Indenture) with respect to the Notes.

The description of the Indenture in this 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Item 8.01.	Other Events.

The offering closed on May 14, 2021 and resulted in net proceeds to the Parent Guarantor of approximately $639.1 million, after deducting the underwriting discount and the estimated offering expenses payable by the Issuer. The Notes were offered pursuant to (i) the shelf registration statement on Form S-3 (File No. 333-238729) which became effective upon filing with the Commission on May 27, 2020, as amended by the post-effective amendment no. 1 filed with the Commission on August 12, 2020 and the post-effective amendment no. 2 filed with the Commission on May 5, 2021, (ii) the base prospectus dated May 27, 2020 and (iii) the prospectus supplement dated May 5, 2021, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, an opinion of the Issuer’s and Guarantors’ counsel regarding the validity of the Notes and related Guarantees is filed with this 8-K as Exhibit 5.1 and an opinion of Parent Guarantor’s counsel regarding certain Maryland law issues is filed with this 8-K as Exhibit 5.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Description

4.1	Indenture, dated as of August 17, 2020, among the Issuer, the Parent Guarantor and the Trustee (incorporated by reference to Exhibit 4.1 to Agree Realty Corporation’s Current Report on Form 8-K filed on August 17, 2020).

4.2	Indenture Officer’s Certificate, dated as of May 14, 2021, among the Issuer, the Parent Guarantor and the Trustee.

4.3	Form of Global Note for 2.000% Notes due 2028 (included in Exhibit 4.2).
4.4	Form of Global Note for 2.600% Notes due 2033 (included in Exhibit 4.2).

4.5	Form of 2028 Guarantee by and among the Issuer, the Guarantors and the Trustee (included in Exhibit 4.2)
4.6	Form of 2033 Guarantee by and among the Issuer, the Guarantors and the Trustee (included in Exhibit 4.2)

5.1	Opinion of Honigman LLP as to the validity of the Notes and the Guarantees.

5.2	Opinion of Ballard Spahr LLP regarding Maryland law issues.

23.1	Consent of Honigman LLP (included in Exhibit 5.1).

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Date: May 14, 2021	By:	/s/ Simon J. Leopold
Simon J. Leopold
Chief Financial Officer and Secretary